Exhibit 5.2

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
101 Constitution Avenue, NW Suite 900 Washington, DC 20001 T: 202.689.2800 F: 202.689.2860 nelsonmullins.com

October 3, 2022

T20 Holdings Ltd.

3 Phillip Street

#19-01 Royal Group Building

Singapore 048693

Re:       Registration Statement on Form F-1 – Legal Opinion

Ladies and Gentlemen:

We have acted as counsel to T20 Holdings Ltd., a Singapore company (the “Company”), in connection with the preparation and filing of a Registration Statement on Form F-1, File No. 333-266102 (as amended, the “Registration Statement”), initially filed on July 12, 2022, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale from time to time of (i) up to 3,124,119 ordinary shares of the Company, including the underwriters’ over-allotment option, ordinary shares pursuant to the Representative’s Warrants (defined below), and ordinary shares being sold to the underwriters by the selling shareholder, and (ii) the Representative’s Warrants that will be issued by the Company to the representative of the underwriters of the offering at issue.

In connection with this opinion, we have examined and relied upon the Registration Statement, the form of the underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, the selling shareholder, and EF Hutton, division of Benchmark Investments, LLC, as representative of the several underwriters named therein (the “Representative”), relating to the sale by the underwriters named therein of up to 2,637,500 ordinary shares (3,033,125 ordinary shares if the underwriters’ over-allotment is exercised), the form of Representative’s Warrant Agreement to be granted to the Representative pursuant to the Underwriting Agreement (the “Warrant Agreement”) to purchase up to 90,994 ordinary shares (the “Representative’s Warrants”), and such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, or photostatic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws currently in effect) and, as to the Representative’s Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinion expressed herein is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that the Representative’s Warrants, when issued as set forth in the Registration Statement, will be legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough

Nelson Mullins Riley & Scarborough LLP

2